                                                                      Exhibit 21


                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


                                                   Jurisdiction of
Name                                               Incorporation
----                                               ---------------
Greater American Finance Group, Inc.               Delaware
The Berkshire Bank                                 New York
East 39, LLC                                       New York